EXHIBIT 99

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

               Each of the undersigned, the Chief Executive Officer and the Senior Vice President, Chief Financial Officer and Treasurer of Mindspeed Technologies, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 8, 2003

/s/ Raouf Y. Halim

Raouf Y. Halim
Chief Executive Officer

/s/ Simon Biddiscombe

Simon Biddiscombe
Senior Vice President, Chief Financial Officer
 and Treasurer